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                                                                    EXHIBIT 4.1

                          PULITZER PUBLISHING COMPANY
                             1994 STOCK OPTION PLAN

     1. Purpose. The purpose of the Pulitzer Publishing Company 1994 Stock Option Plan (the "Plan") is to enable Pulitzer Publishing Company (the "Company") and its stockholders to secure the benefit of the incentives inherent in common stock ownership by (a) present and future officers and other key employees and personnel of the Company and its subsidiaries, which, except as otherwise specified herein, shall include any entity in which the Company has an ownership interest, directly or indirectly, of at least 50% (a "Subsidiary"), and (b) Non-Employee Directors (within the meaning of Section 6(a) hereof).

     2. Stock Subject to the Plan. Subject to the provisions of Section 7(a) hereof, the Company may issue and sell a total of 1,500,000 shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan, of which no more than 100,000 shall be issuable pursuant to Section 6 (relating to nondiscretionary grants to Non-Employee Directors). Such shares may be either authorized and unissued or held by the Company in its treasury. The maximum option grant which may be made in any calendar year to any employee of the Company or a Subsidiary shall not cover more than 150,000 shares. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which terminates or expires by its terms, by cancellation or otherwise.

     3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board of Directors of the Company (the "Board"). Each member of the Committee will be a "disinterested director" within the meaning and for the purposes of Rule 16b-3 issued by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of a Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct. Notwithstanding anything to the contrary herein contained, the Board shall be responsible for administering the provisions hereof in connection with nondiscretionary options granted pursuant to Section 6 hereof and all references herein to the Committee shall be deemed to refer to the Board with respect to any such option grant.

     4. Eligibility. Options may be granted under the Plan to present and future officers and other key employees or other personnel of the Company or a Subsidiary, except Michael E. Pulitzer. Options may be granted to Non-Employee Directors only in accordance with Section 6 hereof. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, the exercise price, restrictions on the exercisability of the option and/or on the disposition of the shares of Common Stock issued upon exercise thereof, and whether or not the option is to be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (an "Incentive Stock Option").

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     5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Subject to the provisions hereof, including, without limitation, the provisions of
Section 6, each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

          (a) Option Exercise Price. The exercise price per share may not be less than the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (a "ten percent shareholder")). For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the closing price per share as published by a national securities exchange on which shares of Common Stock are traded on such date or, if there is no sale on such date, on the next preceding date on which shares of Common Stock are traded.

          (b) Option Period. The period during which an option may be exercised will be fixed by the Committee and will not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

          (c) Exercise of Options. No option will become exercisable unless the person to whom the option is granted remains in the continuous employ or service of the Company or a Subsidiary for at least six months (or for such other period as the Committee may designate) from the date the option is granted. The Committee will determine and will set forth in the option agreement any vesting or other restrictions on the exercisability of the option, subject to earlier termination of the option as may be required hereunder, and any vesting or other restrictions on shares of Common Stock acquired pursuant to the exercise of the option. An option may be exercised by transmitting to the Company, in a manner prescribed or approved by the Committee, (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price in cash or by personal check or by such other means or in such other manner of payment as the Committee may permit, together with the amount, if any, deemed necessary by the Company to enable the Company or a Subsidiary, as the case may be, to satisfy its income tax withholding obligations with respect to such exercise unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations. Subject to the provisions of applicable law, the Company may agree to retain and withhold a number of shares of Common Stock sufficient to reimburse the Company for all or part of its withholding tax obligation.

          (d) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock and installment payments under the optionee's promissory note.

          (e) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for if all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

          (f) Nontransferability of Options. No option shall be assignable or transferrable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

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          (g) Termination of Employment or Other Service. If an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then, unless extended by the Committee acting in its sole discretion, each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service, or, if earlier, the date specified in the option agreement. If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

          (h) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable. In the case of an Incentive Stock Option, at the time the option is granted the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which the Incentive Stock Option is exercisable for the first time by the optionee during any calendar year may not exceed $100,000.

     6. Grant of Options to Non-Employee Directors.

          (a) Definition. For all purposes hereof, the term "Non-Employee Director" means any member of the Board who is not also an employee of the Company or a Subsidiary.

          (b) Nondiscretionary Grants. An option to purchase 1,000 shares of Common Stock will automatically be granted to each Non-Employee Director on the date this Plan is adopted by the Board, subject, however, to the approval of the Plan by the Company's stockholders at their next annual meeting. In addition, on the day following the date of each annual meeting of the Company's stockholders which is held subsequent to the annual meeting at which this Plan is approved, an option to purchase 1,000 shares of Common Stock will automatically be granted to each Non-Employee Director who is then serving as a member of the Board. Notwithstanding the foregoing, no option may be granted to a Non-Employee Director who, on the date the option would otherwise be granted, beneficially owns (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) 1% or more of the Common Stock of the Company or of any other class of capital stock of the Company.

          (c) Terms and Conditions of Nondiscretionary Option
     Grants. Notwithstanding anything to the contrary contained herein, in the case of an option granted to a Non-Employee Director under this Section,
     (1) the exercise price per share shall be equal to the fair market value of a share of Common Stock on the date the option is granted; (2) unless sooner terminated, the option will expire on the date ten years from the date the option is granted; (3) unless amended pursuant to Section 8 hereof, the option will not be exercisable (and will thereupon expire) if the optionee's service as a director ends for any reason other than death or disability prior to the annual meeting of the Company's stockholders next following the date as of which the option is granted; (4) the purchase price of shares of Common Stock acquired pursuant to the exercise of the option shall be payable in cash or by personal check or with previously-owned shares of Common Stock, or a combination thereof; and (5) unless sooner terminated hereunder, the option will continue to be exercisable for three years following the date of the optionee's termination of service as a member of the Board.

          (d) General. It is intended that options granted under this Section shall constitute nondiscretionary options granted under a "formula plan" within the meaning and for the purposes of Rule 16b-3. The provisions of the Plan and of any option agreement made in connection with options granted under this Section of the Plan shall be interpreted and applied accordingly.

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     7. Capital Changes, Reorganization, Sale.

          (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the maximum number of shares for which options may be granted to any individual in any calendar year, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

          (b) Cash, Stock or Other Property for Stock. Except as otherwise provided in this Section 7(b), in the event of an Exchange Transaction (as defined below), all optionees will be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options which are not exercised before the Exchange Transaction will thereupon terminate. Notwithstanding the preceding sentence, if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock. The amount and price of converted options will be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options will be substantially the same as the vesting conditions set forth in the original option agreement.

          (c) Definition of Exchange Transaction. For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

          (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

          (e) Determination of Board to be Final. All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     8. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely any outstanding option without the written consent of the optionee. Except as otherwise provided in Section 7, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, increase the number of shares with respect to which options may be granted to any individual in any calendar year, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any stock option agreement made hereunder at any time and from time to time (e.g., to accelerate vesting upon a change of control), provided, however, that any amendment which would adversely affect the rights of the optionee may not be made without the optionee's prior written consent. Notwithstanding anything to the contrary contained herein or in any option agreement made hereunder, the provisions of Section 6 of the Plan and any other provision of the Plan or of an option agreement relating to the timing of nondiscretionary option grants to Non-Employee Directors, the amount of shares covered by any such option grant and the exercise price

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thereunder may not be amended more than once in every six months, and no amendment may be made to the Plan or an option agreement if, as a result of such amendment, the provisions of the Plan relating to nondiscretionary option grants to Non-Employee Directors would no longer qualify as a "formula plan" under Rule 16b-3.

     9. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

     10. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

     11. Decisions and Determinations of Committee to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

     12. Term of the Plan. The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the option (as then in effect or thereafter amended) and the Plan.